Exhibit 4.6

NUMBER		CONTINGENT VALUE RIGHTS
V-

SEE REVERSE FOR CERTAIN DEFINITIONS	GRAIL INVESTMENT CORP.

CUSIP 384750 121

CONTINGENT VALUE RIGHTS

THIS CERTIFIES THAT _______________________________________________________________________________

is the owner of ______________________________________________________________________________________ Contingent Value Rights.

Each contingent value right (“CVR”) entitles the holder to receive an amount (the “CVR Consideration”) equal to the product of (a) the lesser of: (1) the amount, if any, by which $11.00 exceeds the arithmetic average of the daily volume weighted average price of the common stock, par value $.0001 per share (“Common Stock”), of Grail Investment Corp., a Delaware Corporation (the “Company”), for the 20 trading days following the date that is one year after the consummation of the Company’s initial business combination (the “Stock Price at Expiration”); and (2) $1.25, and (b) the number of shares of Common Stock sold in the Company’s initial public offering (including any shares issued pursuant to the over-allotment option) multiplied by 0.60, divided by the number of shares of Common Stock held by public stockholders remaining after shareholders exercise their conversion rights in connection with the stockholder vote on an extension or consummation of an initial business combination (the “Proration Factor”). Such calculation shall be made to the nearest ten-millionth. The CVR Consideration shall be zero if the closing price of the Company’s Common Stock equals or exceeds $13.00 per share for any 20 trading days within a 30 trading day period during the first year following consummation of the Company’s initial business combination. The CVRs will be exchanged automatically for shares of Common Stock promptly following the determination of the CVR Consideration or, at the Company’s election, settled in cash at a price per CVR equal to the CVR Consideration. If the Company settles the CVRs in shares of Common Stock, delivery of the shares upon settlement will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) of such Act. No action on the part of CVR holders is required to receive the CVR Consideration. The number of shares issued per CVR upon settlement shall be calculated as the CVR Consideration divided by the greater of (1) the Stock Price at Expiration and (2) $7.75. The Company will issue no fractional shares upon settlement of the CVRs. If, upon exercise of the CVRs, a holder would be entitled to receive a fractional interest in a share, the Company will, upon settlement, round up or down to the nearest whole number of shares of Common Stock to be issued to the CVR holder.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT- _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ______________ (State)

Additional Abbreviations may also be used though not in the above list.

Grail Investment Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

For value received, _________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

______________________________________________________________________________________________________ Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________________________________ Attorney

to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated ____________________

__________________________________________________________________________
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

___________________________________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,

PURSUANT TO S.E.C. RULE 17Ad-15).